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                                  Exhibit 10.1

                        GRANITE CONSTRUCTION INCORPORATED

                    KEY MANAGEMENT DEFERRED COMPENSATION PLAN

                                 Amendment No. 2

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      WHEREAS, Granite Construction Incorporated (the "Company") maintains the
Granite Construction Incorporated Key Management Deferred Compensation Plan (the "Plan") for the benefit of its eligible employees;

      WHEREAS, the Company desires to modify the definition of "Compensation" to conform to changes made by the Economic Growth and Tax Relief Reconciliation Act of 2001; and

      WHEREAS, the Company desires to clarify the provisions related to Discretionary Contributions, and to modify certain other provisions.

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1. Section 2(e) is restated, effective as of January 1, 2002, to read as follows:


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            (e) "Compensation" means "compensation" (as defined in the Company's tax-qualified retirement plans) in excess of $200,000 (as indexed under section 401(a)(17) of the Code) but not in excess of $300,000 (as indexed from time to time by the Committee).

      2. Section 5 is restated, effective as of January 1, 2003, to read as follows:


            5. Additions To Accounts.

            (a) Participant Compensation Deferrals. Each Participant may annually elect to defer the receipt of a whole percentage (up to 15% or such other percentage as may be determined by the Company's board of directors) of his or her Compensation.

            (b) Additional Deferrals. Under rules established by the Committee, each Participant may elect to defer an additional portion of the Participant's compensation equal to the full amount of the quarterly cash dividends that are paid to the Participant under Section 13(a) of the Granite Construction Employee Stock Ownership Plan. Each Participant may also elect to defer an additional portion of the Participant's compensation equal to the amount payable to the Participant under the Company's "cafeteria plan" under Section 125 of the Code. In addition, each Participant may elect to defer an additional portion of the Participant's compensation equal to the amount of up to 85% of the Participant's cash bonus (in 5% increments) payable under the Granite Construction Profit Sharing Cash Bonus Plan.

            (c) Company Matching Contributions. The Company will annually credit each Participant's Account with an amount equal to a percentage of the Compensation deferred by the Participant under Sections 5(a) or (b), which percentage will equal the matching contribution percentage determined under the Granite Construction Profit Sharing and 401(k) Plan for such Plan Year.

            (d) Discretionary Contributions. For each Plan Year in which a Participant elects to defer a portion of his or her compensation in accordance with Sections 5(a), the Company will credit each Participant's Account with an amount equal to a percentage of the Participant's Compensation that is equal to the total discretionary contribution percentage determined by the Company's board of directors for the Granite Construction Profit Sharing and 401(k) Plan and the Granite Construction Employee Stock Ownership Plan with respect to the Plan Year for which such Compensation was deferred.

            (e) Hypothetical Investment Experience. For each Plan Year, the balance of each Participant's Account will be credited quarterly with hypothetical earnings equal to one-quarter of the sum of the 30-day average of the Lehman Brothers long term bond


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      index (as published in the Wall Street Journal) determined as of the
      December 1 of the prior Plan Year, plus 100 basis points, or as determined by the Committee.

      3. Section 7(d) is restated, effective as of January 1, 2003, to read as follows:

            (d) Special Rule for "For Cause" Terminations. If a Participant is terminated "for cause" (as such term is defined in section 6.5(iii) of the Granite Construction Incorporated 1999 Equity Incentive Plan), and the Participant forfeits all amounts other than his or her own Compensation deferrals, then notwithstanding Sections 6, 7(a) or 7(c), distribution of the vested portion of such Participant's Account will be made in a lump sum cash payment as soon as practicable following his or her termination of Company employment.

      To record the adoption of this Amendment No. 2 to the Plan, the Company has caused it to be executed this Monday, March 24, 2003.

                                             GRANITE CONSTRUCTION

                                             INCORPORATED

                                             By  /s/ William G. Dorey
                                                --------------------------------
                                                 William G. Dorey, President


                                             By  /s/ Michael Futch
                                                --------------------------------
                                                Michael Futch, Secretary


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